UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2024

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2024, Midwest Energy Emissions Corp. (the “Company”), along with its wholly-owned subsidiary, MES, Inc. (“MES”), entered into an Unsecured Debt Restructuring Agreement (the “Debt Restructuring Agreement”) with AC Midwest Energy LLC (“AC Midwest”) which replaces and supersedes the Unsecured Note Financing Agreement and Reaffirmation of Guaranty entered into with AC Midwest on February 25, 2019, as amended on October 28, 2022 (the “Unsecured Note Financing Agreement”).

Pursuant to the Unsecured Note Financing Agreement, prior to February 27, 2024, AC Midwest was the holder of an unsecured note with a principal amount outstanding of $13,154,930.61 which was issued on February 25, 2019 (the “Unsecured Note”).  The Unsecured Note was scheduled to mature on August 25, 2025 and bears a zero cash interest rate.  Pursuant to the Unsecured Note Financing Agreement, AC Midwest was also entitled to a “non-recourse” profit participation preference equal to $17,654,930.60 (the “Profit Share”). Prior to maturity, the outstanding principal, as well as the Profit Share, were to be paid from Net Litigation Proceeds from claims relating to the Company’s intellectual property, Net Revenue Share, Adjusted Free Cash Flow and Equity Offering Net Proceeds (as such terms are defined in the Unsecured Note Financing Agreement).  Any remaining principal balance due on the Unsecured Note would be due and payable in full on the maturity date.  The Profit Share, however, if not paid in full on or before the maturity date would remain subject to the Unsecured Note Financing Agreement until full and final payment.

Prior to February 27, 2024, there also remained outstanding to AC Midwest a principal balance of $271,686.10 due under a secured noted of the Company issued on November 29, 2016 in the original principal amount of $9,646,686, which had a maturity date of August 25, 2025 (the “Secured Note”).  The Secured Note had been issued pursuant to an Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of November 1, 2016, as amended on June 14, 2018, September 12, 2019, February 25, 2019 and October 28, 2022 (the “Restated Financing Agreement”).

Pursuant to the Debt Restructuring Agreement, on February 27, 2024, the Company (i) paid AC Midwest $9,040,000 as a reduction in the outstanding principal balance of the Unsecured Note, (ii) issued to AC Midwest a new unsecured replacement note in the principal amount of $4,114,930.60 (the “New Note”), and (iii) paid AC Midwest $275,625.55 representing the remaining principal balance under the Secured Note of $271,686.10 plus interest of $3,939.45.  Within 30 days, the Company shall either facilitate the private sale to third parties of certain shares of common stock of the Company held by AC Midwest for a purchase price of no less than $960,000, which amount shall be applied as a credit against the principal balance due on the New Note dollar for dollar, or pay AC Midwest $960,000 toward the principal balance due on the New Note.  Any remaining principal balance on the New Note shall be due August 27, 2024 (the “Maturity Date”), which is six months from February 27, 2024.  Until repaid in full, the New Note shall accrue interest at a rate equal to SOFR plus 2.0% per annum.  The New Note completely replaces and supersedes the Unsecured Note, which shall be of no further force and effect.

In addition, pursuant to the Debt Restructuring Agreement, AC Midwest shall be entitled to a profit participation preference equal to $7,900,000 (the “Restructured Profit Share”). The Restructured Profit Share is “non-recourse” and shall only be paid from Net Litigation Proceeds (as defined in the Debt Restructuring Agreement) from claims relating to the Company’s intellectual property.  Following the receipt of any Net Litigation Proceeds, the Company shall prepay any remaining principal balance of the New Note and pay the Restructured Profit Share in an amount equal to 75.0% of such Net Litigation Proceeds until the New Note and Restructured Profit Share have been paid in full.  The Restructured Profit Share completely replaces and supersedes the terms and conditions of the Profit Share in the amount of $17,654,930.60 provided for in the Unsecured Note Financing Agreement, which shall be of no further force and effect.  The Restructured Profit Share, if not paid in full on or before the Maturity Date, shall remain subject to the terms of the Debt Restructuring Agreement.

In addition to facilitating the private sale to third parties as described above, AC Midwest has granted the Company the exclusive right until December 31, 2024 to facilitate the sale of all or a portion of the remaining balance of the shares of common stock of the Company held by AC Midwest, which proceeds above a certain amount will be applied as a credit against the Restructured Profit Share dollar for dollar.

As a result of the repayment of the remaining principal balance under the Secured Debt, the Company, MES and AC Midwest executed a Satisfaction and Discharge of Secured Debt confirming the cancellation of the Secured Note and that all of the obligations under the Restated Financing Agreement have been fully satisfied and discharged.

The foregoing summary of certain provisions of the Debt Restructuring Agreement, the New Note and the Satisfaction and Discharge of Secured Debt is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated by reference herein.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Unsecured Debt Restructuring Agreement among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of February 27, 2024
10.2	Unsecured Replacement Note dated February 27, 2024
10.3	Satisfaction and Discharge of Secured Debt among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: March 4, 2024	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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